Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VisionWave Technologies Inc.

We consent to the inclusion in this Registration Statement on AMENDMENT NO. 1 to Form S-1 of our report dated July 17, 2025 with respect to the audited financial statements of VisionWave Technologies Inc. (the “Company”) as of and for the years ended March 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

New York, NY

November 12, 2025